Consumer Portfolio Services, Inc.

Summary of Payments by Trusts for the Year Ended December 31, 1996

                              Base              Principal          Interest
                           Servicing             Payments          Payments
                         -------------------------------------------------------
FASCO 1996-1               $932,246.00       $10,041,709.67      $3,396,656.13
CPS      1996-2             548,521.50         4,728,828.95       1,900,627.02
CPS     1996-3              139,286.72           384,969.67         452,159.50
                         -------------------------------------------------------
                          1,620,054.22        15,155,508.29       5,749,442.65